As Filed With the Securities and Exchange Commission on December 20, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington. D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CORTEX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0303583
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15241 Barranca Parkway, Irvine, California 92618
(Address of Principal Executive Offices)

1996 STOCK INCENTIVE PLAN
(Full title of the plan)

Roger G. Stoll, Ph.D.
Chairman, President and Chief Executive Officer
Cortex Pharmaceuticals, Inc.
15241 Barranca Parkway
Irvine, California 92618
(Name and address of agent for service)

(949) 727-3157
(Telephone number, including area code, of agent for service)

Copy to:
Lawrence B. Cohn, Esq.
Stradling Yocca Carlson & Rauth, a Professional Corporation
660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (2)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee

Common Stock, $0.001 par value	3,615,589 shares	$0.69	$2,494,756	$230

(1)
Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the American Stock Exchange for the Common Stock on December 17, 2002, which was $0.69 per share.

(2)
Additional shares issuable pursuant to the 1996 Stock Incentive Plan. An aggregate of 3,458,770 shares of Common Stock available for issuance under the 1996 Stock Incentive Plan were registered on Registration Statements on Form S-8 filed on January 31, 1997 (Registration No. 333-20777) and July 8, 1999 (Registration No. 333-82477).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement relates to the Cortex Pharmaceuticals, Inc. (the “Company”) 1996 Stock Incentive Plan (the “Plan”). Initially, an aggregate of 2,402,319 shares of Common Stock were registered on this form on January 31, 1997 (Reg. No. 333-20777). The Plan provides for an automatic increase in the number of shares that may be issued under the Plan effective on the last day of each fiscal year (June 30). Such increase is equal to twenty percent (20%) of the increase in the number of shares of Common Stock outstanding since the last day of the previous fiscal year. On July 8, 1999 (Reg. No. 333-82477), to provide for such automatic adjustment from June 30, 1998 through June 30, 1999, an additional 1,056,451 shares of Common Stock were registered on this form. Based on subsequent adjustments for increases in the Company’s Common Stock outstanding, as of June 30, 2002, 3,574,359 shares of Common Stock were available for grant or award under the Plan. Additionally, on August 13, 2002 and October 8, 2002, the Company’s Board of Directors approved an increase of 150,000 shares and 3,350,000 shares, respectively, of Common Stock issuable under the Plan. This registration statement covers the current aggregate increase of 3,615,589 shares under the Plan, bringing the total number of authorized shares to 7,074,359.

Item 3.    Incorporation of Documents by Reference.

The following document is incorporated herein by reference:

(a)  The contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-20777); and

(b)  The contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-82477).

Item 8.    Exhibits.

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

10.60
Amended and Restated 1996 Stock Incentive Plan (as amended and restated on October 8, 2002), incorporated by reference to the same numbered Exhibit to the Company’s quarterly report on Form 10-Q filed November 14, 2002.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of Ernst and Young LLP, independent auditors.

24.1	Power of Attorney (included on the signature page to the Registration Statement).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 20th day of December, 2002.

CORTEX PHARMACEUTICALS, INC.

By:	/s/ ROGER G. STOLL, PH.D.
Roger G. Stoll, Ph.D. Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Cortex Pharmaceuticals, Inc., do hereby make, constitute and appoint Roger G. Stoll, Ph.D. and Maria S. Messinger, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROGER G. STOLL, PH.D. Roger G. Stoll, Ph.D.	Chairman, President and Chief Executive Officer (principal executive officer)	December 20, 2002

/s/ MARIA S. MESSINGER Maria S. Messinger	Chief Financial Officer (principal financial and accounting officer)	December 20, 2002

/s/ ROBERT F. ALLNUTT Robert F. Allnutt	Director	December 20, 2002

/s/ CARL W. COTMAN, PH.D. Carl W. Cotman, Ph.D.	Director	December 20, 2002

/s/ CHARLES J. CASAMENTO Charles J. Casamento	Director	December 20, 2002

/s/ M. ROSS JOHNSON, PH.D. M.Ross Johnson, Ph.D.	Director	December 20, 2002

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
10.60
Amended and Restated 1996 Stock Incentive Plan (as amended and restated on October 8, 2002), incorporated by reference to Exhibit 10.60 to the Company’s Quarterly Report on Form 10-Q filed November 14, 2002.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).
23.2	Consent of Ernst and Young LLP, independent auditors.
24.1	Power of Attorney (included on the signature page to the Registration Statement).

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